Form 8-k is being submitted pursuant to Rule 901(d) of Regulation S-T

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 29, 2000

First Financial Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-17122	57-0866076
State or other jurisdiction of incorporation	Commission File Number	I.R.S. Employer I.D. number

34 Broad Street, Charleston, South Carolina		29401
(Address of principal executive offices)		(Zip Code)

(843) 529-5933
Registrant's telephone number (including area code)

Item 5.  Other Events

     On September 29, 2000, First Financial Holdings, Inc. announced that it is extending the expiration date of its current stock repurchase program from September 30, 2000, to March 31, 2001. For more information regarding this matter, see the press release attached hereto as Exhibit 1.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit (1).  Press release dated September 29, 2000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL HOLDINGS, INC

/s/ Susan E. Baham
Susan E. Baham
Senior Vice President and Chief Financial Officer

Date: September 29, 2000

Exhibit 1

Press release dated September 29, 2000.

Contact: Susan E. Baham
Senior Vice President
(843) 529-5601

FIRST FINANCIAL HOLDINGS, INC. ANNOUNCES
EXTENSION OF STOCK REPURCHASE PROGRAM

Charleston, South Carolina (September 29, 2000) -- First Financial Holdings, Inc. (NASDAQ: FFCH) today announced that the Board of Directors has authorized the Company to extend the expiration date of its current repurchase program from September 30, 2000, to March 31, 2001. The original announcement made in February 2000 approved the acquisition up to approximately 500,000 shares of the Company's common stock, representing approximately 3.7% of the outstanding common stock. The balance available for repurchase is approximately 406,000 shares.

First Financial is a multiple thrift holding company with assets of $2.3 billion. Its subsidiaries, First Federal Savings and Loan Association of Charleston and Peoples Federal Savings and Loan Association in Conway, have a total of 40 offices in South Carolina located in the Charleston Metropolitan area and Horry, Georgetown, Beaufort and Florence Counties, and a loan origination office in coastal North Carolina. The Company also provides brokerage, trust and insurance services through First Southeast Investor Services, Inc., First Southeast Fiduciary and Trust Services and First Southeast Insurance Services. For additional information about First Financial, please visit our web site at www.firstfinancialholdings.com.